UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2011 (November 16, 2011)

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania		17543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 16, 2011, Susquehanna Bancshares, Inc. (the “Company”) held a special meeting of shareholders. Matters voted on by shareholders included (1) approval and adoption of the agreement and plan of merger entered into by Tower Bancorp, Inc. (“Tower”) and the Company, dated as of June 20, 2011 and amended on September 28, 2011 (the “Tower Merger Agreement”); and (2) approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the Tower Merger Agreement. The results of the shareholders’ votes are reported below:

1. With respect to the approval and adoption of the Tower Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
102,702,342	4,753,431	400,001	—

2. With respect to the approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the Tower Merger Agreement, the votes were as follows:

For	Against	Abstain
97,108,164	10,179,496	568,114

With respect to proposal number two, to approve the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the Tower Merger Agreement, although the vote was taken, no motion to adjourn was made because the proposal to approve and adopt the Tower Merger Agreement had passed.

Item 8.01	Other Events.

The Company issued a press release on November 16, 2011, announcing the approval and adoption of the Tower Merger Agreement by the shareholders of Tower and the Company at the special meeting of shareholders held on November 16, 2011. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated November 16, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

	By:	/s/ Lisa M. Cavage
Lisa M. Cavage
Senior Vice President, General Counsel and Secretary

Dated: November 17, 2011

Exhibit Index

Exhibit	Description

99.1	Press Release, dated November 16, 2011